BY-LAWS
of
STAPLES, INC.

(as amended and restated through January 24, 2017)
ARTICLE I
Stockholders
Section 1.    Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the board of directors or the president (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the board of directors or the president and stated in the notice of meeting. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these by-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.
Section 2.    Special Meetings.
Section 2.1    Except as provided in Section 2.2 of this Article below, special meetings of stockholders may be called at any time by only the chairman of the board, the president or the board of directors.
Section 2.2    Subject to the provisions of this Section 2.2, a special meeting of stockholders shall be called by the secretary following the receipt by the secretary of written requests to call a meeting from Eligible Holders (as defined below) of at least 15% of the outstanding shares of common stock of the corporation at the time of the request. “Eligible Holder” means any record holder of outstanding shares of common stock of the corporation that (a) is making such request on its own behalf (and not on behalf of a beneficial owner of such common stock), or (b) is making such request on behalf of a beneficial owner of such common stock, provided that, in the case of this clause (b), such request must be accompanied by proof of such beneficial ownership in a form that would be sufficient to prove eligibility to submit a shareholder proposal under paragraph (b) of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule. In determining whether requests to call a meeting have been received from Eligible Holders of at least 15% of the outstanding shares of common stock of the corporation, multiple requests to call a special meeting will not be considered together if they relate to different items of business. Subject to paragraph (iv) below, business transacted at any special meeting of stockholders shall be limited to the proposals set forth in the notice of such meeting.

(i)A written request from a stockholder to call a special meeting shall not be effective unless it is signed and dated by a stockholder of record and unless it includes (A) all of the information and representations (including any required supplements) described in Section 7.3 of this Article I if such business relates to the election of directors and (B) all of the information and representations (including any required supplements) described in Section 8.3 of this Article I in the case of all other business. A stockholder may revoke a request to call a special meeting by written revocation delivered to the secretary at any time prior to the special meeting; provided, however, that if any such revocations are received by the secretary and, as a result of such revocation, there no longer are unrevoked requests from Eligible Holders of at least 15% of the outstanding common stock of the corporation, the board of directors shall have the discretion to determine whether or not to proceed with the special meeting.
(ii)A written request from a stockholder to call a special meeting shall be ineffective if (A) it relates to an item of business that is not a proper subject for stockholder action under applicable law, (B) such request is delivered between the time beginning on the 61st day after the earliest date of signature on a written request that has been delivered to the secretary relating to an item of business (other than the election of directors) that is identical or substantially similar (a “Similar Item”) to an item of business included in such request and ending on the one-year anniversary of such earliest date, (C) a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the secretary receives such written request, or (D) a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the secretary of such request to call a special meeting.
(iii)The board of directors shall determine in good faith whether the requirements set forth in paragraph (ii) have been satisfied. The secretary shall determine in good faith whether all other requirements set forth in this subsection have been satisfied. Any determination made pursuant to this paragraph (iii) shall be binding on the corporation and its stockholders.
(iv)The board of directors shall determine the place, and fix the date and time, of any stockholder-called special meeting. The board of directors may submit its own proposal or proposals for consideration at a stockholder-called special meeting. The record date for such meeting shall be fixed in accordance with Section 213 (or its successor provisions) of the General Corporation Law of Delaware and in accordance with Article IV, Section 4 of these by-laws.
Section 3.    Place of Meetings. Meetings of the stockholders may be held anywhere within or without the United States. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communications in a manner consistent with the General Corporation Law of Delaware.
Section 4.    Notice. Except as hereinafter provided, a written or printed notice of every meeting of stockholders stating the place, if any, date, hour, purposes and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting thereof shall be given by the secretary or an assistant secretary (or by any other officer in the case of an annual meeting or by the person or persons calling the meeting in the case of a special meeting) not less than ten (10) days and not more than sixty (60) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the certificate of incorporation or by these by-laws, is entitled to such notice, by leaving such notice with him or her or at his or her residence or usual place of business or by mailing it, postage prepaid, addressed to him or her at his or her address as it appears upon the records of the corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of Delaware) by the stockholder to whom the notice is given. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of Delaware. No notice of the place, if any, date, hour, purposes or the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any annual or special meeting of stockholders need be given to a stockholder if a written waiver of such notice, executed before or after the meeting by such stockholder or his or her attorney thereunto authorized, or a waiver by electronic transmission is filed with the records of the meeting, or to any stockholder who attends the meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 5.    Action at a Meeting.
Section 5.1    Except as otherwise provided by the certificate of incorporation, at any meeting of the stockholders a majority of all shares of stock then issued, outstanding and entitled to vote shall constitute a quorum for the transaction of any business. Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had, and at any such adjourned meeting any business may be transacted which might have been transacted at the original meeting.
Section 5.2    When a quorum is present at any meeting, the affirmative vote of the holders of shares of stock representing a majority of the votes cast on a matter (or if there are two or more classes of stock entitled to vote as a separate class, then in the case of each such class, the holders of shares of stock of that class representing a majority of the votes cast on the matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the certificate of incorporation or these by-laws.
Section 5.3    When a quorum is present at any meeting, for the election of directors, a nominee for director shall be elected by the stockholders at such meeting if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote either “for” or “against” that director’s election); provided, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (a) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article I, Section

7 of these by-laws, including with regard to nominations made consistent with the requirements of Article I, Section 7.4 of these by-laws and (b) such nomination has not been withdrawn by such stockholder on or before the tenth business day before the corporation first mails its notice of meeting to the stockholders.
Section 5.4    Except as otherwise provided by law or by the certificate of incorporation or by these by-laws, each holder of record of shares of stock entitled to vote on any matter shall have one vote for each such share held of record by him or her and a proportionate vote for any fractional shares so held by him. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of Delaware by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the secretary of the corporation. No proxy shall be voted or acted upon more than three years after its date unless the proxy provides for a longer period of time. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.
Section 6.    Conduct of Meetings.
Section 6.1    The board of directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate, including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6.2    The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.
Section 6.3    In advance of any meeting of stockholders, the board of directors, the chairman of the board of directors or the president shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.
Section 7.    Nomination of Directors.
Section 7.1    Except for any directors elected in accordance with Article II, Section 5 of these by-laws by the board of directors to fill a vacancy or newly-created directorship or as otherwise required by applicable law or stock exchange regulation, only persons who are nominated in accordance with the procedures in this Section 7 shall be eligible for election as directors. Subject to the additional conditions set forth in the last sentence of this Section 7.1, nomination for election to the board of directors of the corporation at a meeting of stockholders may be made (a) by or at the direction of the board of directors, (b) by any stockholder of the corporation that complies with the requirements set forth in this Section 7 (other than with respect to nominations made in accordance with Article I, Section 7.4 of these by-laws) and who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and is entitled to vote for the election of directors at such meeting, or (c) for any annual meeting of stockholders, by an Eligible Stockholder of the corporation (as defined in Article I, Section 7.4 of these by-laws) that meets the requirements of Article I, Section 7.4 of these by-laws. In the case of a special meeting of stockholders, a stockholder may nominate directors for election at such special meeting only if (i) the notice of meeting specifies that directors shall be elected at such meeting and (ii) any nomination made by the stockholder is for election to such position(s) as specified in the notice of meeting.
Section 7.2    In the case of an election of directors at an annual meeting of stockholders, director nominations, other than those made by or at the direction of the board of directors, must be made by notice, in writing delivered or mailed by first class United States mail, postage prepaid to, and received by, the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered and received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation or notice of the date of such annual meeting was mailed, whichever first occurs. In the case of an election of directors at a special meeting of stockholders, director nominations, other than those made by or at the direction of the board of directors, must be made by notice, in writing delivered or mailed by first class United States mail, postage prepaid to, and received by, the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the later of (X) the ninetieth (90th) day prior to such special meeting and (Y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation or notice of the date of such special meeting was mailed, whichever first occurs, nor earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting. In no event shall the adjournment or postponement of an annual or special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
Section 7.3    For a nomination made pursuant to Article I, Section 7.1(b), the stockholder’s notice to the secretary of the corporation shall set forth (a) as to each proposed nominee, (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of stock of the corporation which are beneficially owned by each such nominee, (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each such nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant, and (v) any other information concerning each such nominee that would be required to be disclosed as to nominees in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including each such nominee’s written consent to be named as a nominee and to serve as a director if elected); (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address, as they appear on the corporation’s books, of such stockholder and the name and address of such beneficial owner, (ii) the class and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination, (iv) a description of any agreement, arrangement or understanding between such stockholder and such beneficial owner and any other person or persons (including their names) in connection with such nomination, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, and (vi) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (c) a representation as to whether either such stockholder or such beneficial owner, alone or as part of a group, intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such nominee. The information required by clauses (a) and (b) of the prior sentence shall be supplemented by the stockholder giving the notice not later than 10 days after the record date for the meeting as of the record date. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility and qualifications of such proposed nominee to serve as a director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. The officer presiding at a meeting of stockholders shall have the power and duty to determine whether a nomination was not made in accordance with the provisions applicable to a stockholder nomination made pursuant to Article I, Section 7.1(b) of these by-laws, and if he or she should so determine, he or she shall so declare to the meeting and such nomination shall not be brought before the meeting. Notwithstanding the foregoing provisions of this Section 7, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the corporation to present a nomination, such nomination shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the corporation.
Section 7.4    Subject to the requirements of this Section 7.4, the corporation shall include in its proxy statement and on its proxy card for any annual meeting of stockholders the name of any Proxy Access Nominee for election to the board of directors who is submitted pursuant to Article I, Section 7.1(c) of these by-laws and this Section 7.4 (each a “Proxy Access Nominee”) provided (a) timely written notice of such Proxy Access Nominee satisfying this Section 7.4 (“Notice”) is delivered to the corporation by or on behalf of a stockholder or stockholders that, at the time the Notice is delivered, satisfy the ownership and other requirements of this Section 7.4 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), (b) the Eligible Stockholder expressly elects in writing at the time of providing the Notice to have its nominee included in the corporation’s proxy statement pursuant to this Section 7.4, and (c) the Eligible Stockholder and the Proxy Access Nominee otherwise satisfy the requirements of this Section 7.4 and the director qualification requirements set forth in the corporation’s Corporate Governance Guidelines or other document(s) setting forth qualifications for directors.
(i)To be timely, an Eligible Stockholder’s notice must meet the advance notice requirements set forth in Article I, Section 7.2 of these by-laws.

(ii)In addition to including the name of the Proxy Access Nominee in the corporation’s proxy statement for the annual meeting, the corporation also shall include (A) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (B) a Statement (defined below) (collectively, the “Required Information”). Nothing in this Section 7.4 shall limit the corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Proxy Access Nominee.
(iii)The number of Proxy Access Nominees (including Proxy Access Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy statement pursuant to this Section 7.4 but either are subsequently withdrawn or that the board of directors decides to nominate (each a “Board Nominee”)) appearing in the corporation’s proxy statement with respect to a meeting of stockholders shall not exceed the greater of two or 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 7.4 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that in the event that one or more vacancies for any reason occurs on the board of directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the board of directors resolves to reduce the size of the board of directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 7.4 exceeds the Permitted Number, each Eligible Stockholder shall select one Proxy Access Nominee for inclusion in the corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (greatest to least) of voting power of the corporation’s capital stock entitled to vote on the election of directors as disclosed in the Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(iv)An Eligible Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the total voting power of the corporation’s outstanding shares of capital stock entitled to vote in the election of directors (the “Required Shares”) as of both the date the Notice is delivered to or received by the corporation in accordance with this Section 7.4 and the record date for determining stockholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the ownership requirement under this Section 7.4, the voting power represented by the shares of the corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 25, and a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. With respect to any one particular annual meeting, no person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 7.4.
(v)For purposes of this Section 7.4, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the corporation’s capital stock as to which the person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and provides a representation that it will promptly recall such loaned shares upon being notified that any of its Proxy Access Nominees will be included in the corporation’s proxy statement, or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 7.4, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.
(vi)An Eligible Stockholder must provide with its Notice the following information in writing to the secretary: (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to or received by the corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide (1) within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (2) immediate notice if the Eligible Stockholder ceases to own any of the

Required Shares prior to the date of the applicable annual meeting of stockholders; (B) documentation satisfactory to the corporation demonstrating that a group of funds treated as one stockholder or person for purposes of this Section 7.4 are entitled to be; (C) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder): (1) intends to continue to own the Required Shares through the date of the annual meeting, (2) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (3) has not nominated and will not nominate for election to the board of directors at the meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 7.4, (4) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Proxy Access Nominee(s) or a Board Nominee, (5) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the corporation, and (6) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (D) the written consent of each Proxy Access Nominee to be named in the corporation’s proxy statement as a nominee and to serve as a director if elected; (E) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (F) the information required to be provided by Article I, Section 7.3 of these by-laws; (G) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (H) an undertaking that the Eligible Stockholder agrees to: (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the corporation’s stockholders or out of the information that the Eligible Stockholder provides to the corporation, (2) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 7.4, (3) file with the SEC any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting.
(vii)The Eligible Stockholder must include with its Notice a written statement for inclusion in the corporation’s proxy statement for the meeting, not to exceed 500 words per Proxy Access Nominee, in support of each Proxy Access Nominee it names in its Notice (the “Statement”). Notwithstanding anything to the contrary contained in this Article I, the corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation, or listing standard.
(viii)Each Proxy Access Nominee must: (A) provide within five business days of the corporation’s request an executed agreement, in a form deemed satisfactory to the corporation, that: (1) the Proxy Access Nominee has read and agrees to adhere to the corporation’s Corporate Governance Guidelines and any other corporation policies and guidelines applicable to directors, including with regard to securities trading and (2) the Proxy Access Nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) or any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination for director and/or service as a director, in each case that has not been disclosed to the corporation; (B) complete, sign and submit all questionnaires required of the board of directors within five (5) business days of receipt of each such questionnaire from the corporation; and (C) provide within five (5) business days of the corporation’s request such additional information as the corporation determines may be necessary to permit the board of directors to determine whether such Proxy Access Nominee meets the requirements of this Section 7.4 and/or the corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether: (a) such Proxy Access Nominee is independent under the listing standards of each principal U.S. exchange upon which the capital stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the directors (the “Independence Standards”), (b) such Proxy Access Nominee has any direct or indirect relationship with the corporation, and (c) such Proxy Access Nominee is not and has not been subject to (i) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.
(ix)In the event that any information or communications provided by the Eligible Stockholder or Proxy Access Nominee to the corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.
(x)The corporation shall not be required to include pursuant to this Section 7.4 a Proxy Access Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the corporation) if (A) the Eligible Stockholder who has nominated such Proxy Access Nominee has nominated for election to the board of directors at the meeting any person other than pursuant to this Section 7.4, (B) the Eligible

Stockholder has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Proxy Access Nominee(s) or a Board Nominee, (C) the Proxy Access Nominee is not independent under the Independence Standards, (D) the Proxy Access Nominee’s election as a member of the board of directors would cause the corporation to be in violation of these by-laws, the corporation’s certificate of incorporation, the corporation’s Corporate Governance Guidelines or any other document setting forth qualifications for directors, the listing standards of the principal exchange upon which the corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation, (E) the Proxy Access Nominee is or becomes a party to any undisclosed Voting Commitment or Compensation Agreement, (F) the Proxy Access Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (G) the Proxy Access Nominee’s then-current or within the preceding 10 years’ business or personal interests place such Proxy Access Nominee in a conflict of interest with the corporation or any of its subsidiaries that would cause such Proxy Access Nominee to violate any fiduciary duties of directors established pursuant to Delaware law, including but not limited to the duty of loyalty and duty of care, (H) the Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (I) the Proxy Access Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act, or (J) the Proxy Access Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, and/or obligations pursuant to this Section 7.4.
(xi)Notwithstanding anything to the contrary set forth herein, if (A) the Proxy Access Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Section 7.4, as determined by the Board of Directors or the person presiding at the meeting, or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 7.4, (x) the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation and (y) the corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.
(xii)Any Proxy Access Nominee who is included in the corporation’s proxy statement for a particular annual meeting of stockholders and does not receive a number of votes cast in favor of his or her election at least equal to 15% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Proxy Access Nominee’s election, shall be ineligible to be included in the corporation’s proxy statement as a Proxy Access Nominee pursuant to this Section 7.4 for the next two annual meetings of stockholders.

(xiii)The board of directors (and any other person or body authorized by the board of directors) shall have the power and authority to interpret this Section 7.4 and to make any and all determinations necessary or advisable to apply this Section 7.4 to any persons, facts or circumstances, including the power to determine (A) whether a person or group of persons qualifies as an Eligible Stockholder, (B) whether outstanding shares of the corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 7.4, (C) whether a notice complies with the requirements of this Section 7.4, (D) whether a person satisfies the qualifications and requirements to be a Proxy Access Nominee, (E) whether inclusion of the Required Information in the corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards, and (F) whether any and all requirements of this Section 7.4 have been satisfied. Any such interpretation or determination adopted in good faith by the board of directors (or any other person or body authorized by the board of directors) shall be conclusive and binding on all persons, including the corporation and all record or beneficial owners of stock of the corporation.
Section 7.5    For purposes of this Section 7 and Article I, Section 8 of these by-laws, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.
Section 7.6    Subject to Article I, Section 7.4 of these by-laws and except as otherwise required by law, nothing in this Section 7 shall be construed to permit any stockholder of the corporation to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the board of directors information with respect to any nominee for director submitted by a stockholder.
Section 7.7    For purposes of this Section 7 and Article I, Section 8 of these by-laws, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Section 8.    Notice of Business at Meetings.
Section 8.1    At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, business must be brought before the meeting in accordance with Article I, Section 2 or Article I, Section 7 of these by-laws. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto), (b) brought before the meeting by or at the direction of the board of directors or (c) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the corporation, the procedures and all information requirements in Article I, Section 7 of these by-laws must be complied with. For business (other than the election of directors) to be properly brought before an annual meeting by a stockholder, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (i) have given timely notice thereof and provided all required information in writing to the secretary of the corporation in accordance with the provisions set forth in this Section 8, (ii) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (iii) be entitled to vote on such business at such meeting.
Section 8.2    To be timely, notice by the stockholder must be delivered or mailed by first class United States mail, postage prepaid, to, and received by, the secretary of the corporation at the principal executive offices of the corporation, not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered and received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (a) the ninetieth (90th) day prior to such annual meeting and (b) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation or notice of the date of such annual meeting was mailed, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
Section 8.3    The stockholder’s notice to the secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting, the text relating to the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment), and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (d) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (e) a description of any agreement, arrangement or understanding between such stockholder and such beneficial owner and any other person or persons (including their names) in connection with such business and any material interest of such stockholder and such beneficial owner in such business, (f) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, (g) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (h) a representation as to whether either such stockholder or such beneficial owner, alone or as part of a group, intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal. The information required by clauses (b), (c), (d), (e), (f) and (g) of the prior sentence shall be supplemented by the stockholder giving the notice not later than 10 days after the record date for the meeting as of the record date.
Section 8.4    Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this Section 8, and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 8.
Section 8.5    The officer presiding at a meeting of stockholders shall have the power and duty to determine whether business was not brought in accordance with the provisions of this Section 8, and if he or she should so determine, he or she shall so declare to the meeting and such business shall not be brought before the meeting.
Section 8.6    Notwithstanding the foregoing provisions of this Section 8, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the corporation to present business, such business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the corporation.
Section 8.7    Except as otherwise required by law, nothing in this Section 8 shall obligate the corporation or the board of directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the board of directors information with respect to any proposal submitted by a stockholder.
Section 9.    Action by Written Consent.
Section 9.1    Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting and without a vote if a consent or consents in writing, solicited, executed and delivered in accordance with Article XI of the certificate of incorporation, these by-laws and applicable law, setting forth the action so taken, shall be signed and delivered to the corporation and not revoked by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Section 9.2    In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders take corporate action by written consent shall, by written notice to the secretary, request that the board of directors fix a record date. Such written notice shall include (a) a description of the action that such stockholder proposes to take by written consent, including the text of any proposal to be submitted to stockholders and the identity of any person proposed to be elected as a director, (b) the information required by Article I, Section 7 or Article I, Section 8, as applicable, of these by-laws to be contained in a stockholder’s notice of business or a nomination to be brought before a meeting of stockholders and (c) any other information relating to the stockholder, the beneficial owner, if any, on whose behalf the proposal is made, or the proposal that would be required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies or consents relating to the proposed action pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (as such may be amended from time to time). The board of directors shall within thirty (30) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this Section 9.2). If no record date has been fixed by the board of directors pursuant to the first sentence of this Section 9.2 or otherwise within thirty (30) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date after the expiration of such thirty (30) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the board of directors pursuant to the first sentence of this Section 9.2, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the board of directors is required by applicable law shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.
Section 9.3    In the case of a stockholder of record seeking to have the stockholders take corporate action by written consent, such action may only be taken if such stockholder has, following the record date established in accordance with Section 9.2 above, used reasonable efforts to solicit consents to take such action from all holders of outstanding voting stock as of the record date. The corporation shall, in accordance with Rule 14a-7 under the Exchange Act (or any amended or successor provision), reasonably cooperate with such stockholder in fulfilling the corporation’s obligations under such rule to provide a list of, or mail soliciting materials to, stockholders.
Section 9.4    In the event of the delivery, in the manner provided by this Section 9 and applicable law, to the corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the corporation in accordance with this Section 9 and applicable law have been obtained to take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. The action by written consent will take effect as of the date and time of the certification of the written consents and will not relate back to the date the written consents were delivered to the corporation. In conducting the review required by this paragraph, the independent inspectors may, at the expense of the corporation, retain legal counsel and any other necessary or appropriate professional advisors and such other personnel as they may deem necessary or appropriate to assist them and shall be fully protected in relying in good faith upon the opinion of such counsel or advisor. Nothing contained in this Section 9.4 shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation). If after such review the independent inspectors shall determine that the written consent or consents are valid and that the action specified therein has been validly authorized, that fact shall forthwith be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the written consent or consents shall be filed in such records. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.
Section 9.5    Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with this Section 9, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the manner prescribed in this Section 9 and applicable law, and not revoked.
Section 9.6    Notwithstanding anything in these by-laws to the contrary, no action may be taken by the stockholders by written consent except in accordance with these by-laws and the certificate of incorporation. If the board of directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with these by-laws and the certificate of incorporation, or the stockholder or stockholders seeking to take such action do not otherwise comply with these by-laws and the certificate of incorporation, then the board of directors shall not be required to fix a record date and any purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of these by-laws and the certificate of incorporation with respect to stockholders seeking to take an action by written consent, any stockholder of record seeking to have the stockholders take corporate action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

Section 10.    Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
ARTICLE II
Directors
Section 1.     Number and Election. There shall be a board of directors consisting of not less than five directors. The exact number of directors (subject to the limitation specified in the preceding sentence) shall be fixed from time to time by the board of directors pursuant to a duly adopted resolution. No director need be a stockholder.
Section 2.    Terms. The directors shall be elected for a term of office to expire at the next annual meeting of stockholders, subject to the election and qualification of their successors or the earlier of their death, resignation or removal.
Section 3.    Resignations. Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal office or to the president or the secretary. Such resignation shall become effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.
Section 4.    Removal. Any one or more of the directors may be removed from office, with or without cause, by the vote of the holders of a majority of the shares outstanding and entitled to vote in the election of directors. Any proposal by a stockholder of the corporation to remove a director, in order to be validly acted upon at any meeting, shall comply with the procedures and information requirements of Article I, Section 2 or Article I, Section 8, as applicable, of these by-laws.
Section 5.    Vacancies. Vacancies in the board of directors may be filled by vote of a majority of the remaining directors or, if not yet so filled, by the stockholders.
Section 6.    Regular Meetings. Regular meetings of the board of directors may be held at such times and places as the board of directors may fix from time to time and, when so fixed,

no notice thereof need be given. The first meeting of the board of directors following the annual meeting of the stockholders shall be held without notice immediately after and at the same place as the annual meeting of the stockholders or the special meeting held in lieu thereof. If in any year a meeting of the board of directors is not held at such time and place, any elections to be held or business to be transacted at such meeting may be held or transacted at any later meeting of the board of directors with the same force and effect as if held or transacted at such meeting. Regular meetings of the board of directors shall be held at least once during each of the corporation’s fiscal quarters.
Section 7.    Special Meetings. Special meetings of the board of directors may be called at any time by the president or secretary or by two or more members of the board of directors. A written or printed notice given in person or by telephone or sent by telegram, telecopy or electronic mail stating the place, if any, date and hour (but not necessarily the purposes) of the meeting shall be given by the secretary or an assistant secretary or by the officer or directors calling the meeting at least forty-eight (48) hours before such meeting to each director by leaving such notice with him or her or at his or her residence or usual place of business, by mailing it, postage prepaid, or by sending it by prepaid telegram, addressed to him or her at his or her last known address or sending it by electronic mail, addressed to him or her at his or her last known electronic mail address. Notwithstanding anything above to the contrary, a notice relating to any special meeting of the board of directors called by two or more members of the board or by the president or the secretary may be given in the shortest period permitted under Delaware law, as amended from time to time. No notice of the place, if any, date or hour of any meeting of the board of directors need be given to a director if a written waiver of such notice, executed by him or her before or after the meeting, or a waiver by electronic transmission, is filed with the records of the meeting, or to a director who attends the meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 8.    Action at a Meeting. At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum. Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had. When a quorum is present at any meeting a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law, by the certificate of incorporation or by these by-laws.
Section 9.    Action Without a Meeting. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing or by electronic transmission and the written consents and electronic transmissions are filed with the records of the meetings of the directors. Such consents shall be treated for all purposes as a vote at the meeting.
Section 10.    Powers. The board of directors shall have and may exercise all the powers of the corporation, except such as by law, by the certificate of incorporation or by these by-laws are conferred upon or reserved to the stockholders. In the event of any vacancy in the board of directors, the remaining directors then in office, except as otherwise provided by law, shall have and may exercise all of the powers of the board of directors until the vacancy is filled.
Section 11.    Committees. The board of directors may elect from the board an executive committee or one or more other committees and may delegate to any such committee or committees any or all of the powers of the board except those which by law, by the certificate of incorporation or by these by-laws may not be so delegated. Such committees shall serve at the pleasure of the board of directors. Except as the board of directors may otherwise determine, each such committee may make rules for the conduct of its business, but, unless otherwise determined by the board or in such rules, its business shall be conducted, as nearly as may be, as provided in these by-laws for the conduct of the business of the board of directors.
Section 12.    Meeting by Telecommunications. Members of the board of directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other and participation by such means shall constitute presence in person at the meeting.
ARTICLE III
Officers
Section 1.    Enumeration. The officers of the corporation shall consist of a president, a treasurer and a secretary and such other officers, including without limitation a chairman of the board of directors and one or more vice presidents, assistant treasurers and assistant secretaries, as the board of directors may from time to time determine.
Section 2.    Qualifications. No officer need be a stockholder or a director. The same person may hold at the same time one or more offices unless otherwise provided by law. Any officer may be required by the board of directors to give a bond for the faithful performance of his or her duties in such form and with such sureties as the board may determine.
Section 3.    Elections. The president, treasurer and secretary and the chairman of the board of directors, if any, shall be elected annually by the board of directors at its first meeting following the annual meeting of the stockholders. All other officers shall be chosen or appointed by the board of directors.
Section 4.    Term. Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, the president, treasurer and secretary and the chairman of the board of directors, if any, shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified. All other officers shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders, unless a shorter time is specified in the vote choosing or appointing such officer or officers.

Section 5.    Resignations. Any officer may resign by delivering his or her written resignation to the corporation at its principal office or to the president or secretary. Such resignation shall be effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.
Section 6.    Removal. Any officer may be removed from office with or without cause by vote of a majority of the directors then in office.
Section 7.    Vacancies. Vacancies in any office may be filled by the board of directors.
Section 8.    Certain Duties and Powers. The officers designated below, subject at all times to modification by and to the direction and control of the board of directors, shall have and may exercise the respective duties and powers set forth below:
Section 8.1    The Chairman of the Board of Directors. The chairman of the board of directors, if there be one, shall when present preside at all meetings of the board of directors.
Section 8.2    The President. The president shall be the chief executive officer of the corporation and shall have general operating charge of its business. Unless otherwise prescribed by the board of directors, he or she shall, when present, preside at all meetings of the stockholders, and, if a director, at all meetings of the board of directors unless there be a chairman of the board of directors who is present at the meeting.
Section 8.3    The Treasurer. The treasurer shall be the chief financial officer of the corporation, unless otherwise specified by the board of directors, and shall cause to be kept accurate books of account.
Section 8.4    The Secretary. The secretary shall keep a record of all proceedings of the stockholders and of all proceedings of the board of directors in a book kept for that purpose. In the absence of the secretary from any meeting of the stockholders or from any meeting of the board of directors, an assistant secretary, if there be one, otherwise a secretary pro-tempore designated by the person presiding at the meeting, shall perform the duties of the secretary at such meeting.
Section 9.    Other Duties and Powers. Each officer, subject at all times to these by-laws and to the direction and control of the board of directors, shall have and may exercise, in addition to the duties and powers specifically set forth in these by-laws, such duties and powers as are prescribed by law, such duties and powers as are commonly incident to his or her office and such duties and powers as the board of directors may from time to time prescribe.
ARTICLE IV
Capital Stock
Section 1.    Amount and Issuance. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be stated in the certificate of incorporation. The directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the certificate of incorporation and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.
Section 2.    Certificates.
Section 2.1    The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Every holder of stock of the corporation represented by certificates shall be entitled to a certificate or certificates stating the number and the class and the designation of the series, if any, of the shares held by him or her registered in certificate form and otherwise in such form as may be prescribed by law and approved by the board of directors. Each such certificate shall be signed by the chairman or vice-chairman of the board of directors or the president or vice-president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 2.2    Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the certificate of incorporation, these by-laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (a) the full text of the restriction or (b) a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.
Section 2.3    Every certificate issued for shares of stock at a time when the corporation is authorized to issue more than one class or series of stock shall set forth on the face or back of the certificate either (a) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the certificate of incorporation or (b) a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.
Section 2.4    Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 202(a) or 218(a) of the General Corporation Law of Delaware or, with respect to Section 151 of General Corporation Law of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 3.    Transfers. The board of directors may make such rules and regulations not inconsistent with the law, with the certificate of incorporation or with these by-laws as it deems expedient relative to the issue, transfer and registration of shares of stock, whether represented by stock certificates or in uncertificated form. The board of directors may appoint a transfer agent and a registrar of transfers or either and require all stock certificates to bear their signatures. Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of any shares of stock as shown on the books of the corporation as the holder of such shares for all purposes, including the right to receive notice of and to vote at any meeting of stockholders and the right to receive any dividend or other distribution in respect of such shares.
Section 4.    Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent in writing without a meeting), the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors; and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Such record date fixed by the board of directors shall (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, unless otherwise required by law, be not more than sixty (60) days nor less than ten (10) days before the date of such meeting and (ii) in the case of any other action (other than action by consent in writing without a meeting), be not more than sixty (60) days before such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose (other than action by consent in writing without a meeting) shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may in its discretion fix a new record date for the adjourned meeting. The record date for an action by consent in writing without a meeting shall be set in accordance with Article I, Section 9 of these by-laws.
Section 5.    Lost Certificates. The board of directors may, except as otherwise provided by law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed.

ARTICLE V
Miscellaneous Provisions
Section 1.    Fiscal Year. The fiscal year of the corporation shall end on the Saturday nearest to January 31 in each year.
Section 2.    Corporate Seal. The seal of the corporation shall be in such form as shall be determined from time to time by the board of directors.
Section 3.    Voting of Securities. Except as the board of directors may otherwise prescribe, the president or the treasurer shall have full power and authority in the name and on behalf of the corporation, subject to the instructions of the board of directors, to waive notice of, to attend, act and vote at, and to appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.
ARTICLE VI
Indemnification
Section 1.    Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 of this Article below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the board of directors of the corporation.

Section 2.    Actions or Suits by or in the Right of the Corporation. The corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.
Section 3.    Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he or she shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (a) the disposition being adverse to the Indemnitee, (b) an adjudication that the Indemnitee was liable to the corporation, (c) a plea of guilty or nolo contendere by the Indemnitee, (d) an adjudication that the Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (e) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
Section 4.    Notification and Defense of Claim. As a condition precedent to his or her right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him or her for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (a) the employment of counsel by the Indemnitee has been authorized by the corporation, (b) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (c) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (b) above.
Section 5.    Advance of Expenses. Subject to the provisions of Section 6 of this Article below, in the event that the corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.
Section 6.    Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2, or 5 of this Article the corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2 of this Article, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal action (who may be regular legal counsel to the corporation), or (e) a court of competent jurisdiction.

Section 7.    Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6 of this Article. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 6 of this Article that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.
Section 8.    Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.
Section 9.    Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the corporation may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.
Section 10.    Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

Section 11.    Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.
Section 12.    Merger or Consolidation. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.
Section 13.    Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.
Section 14.    Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).
Section 15.    Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.
ARTICLE VII
Amendments
These by-laws may be amended or repealed at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares of capital stock then issued, outstanding and entitled to vote provided notice of the proposed amendment or repeal is given in the notice of the meeting.
If authorized by the certificate of incorporation, these by-laws may also be amended or repealed in whole or in part, or new by-laws made, by the board of directors except with respect to any provision hereof which by law, the certificate of incorporation or these by-laws requires action by the stockholders.

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